Exhibit 10.11

FORM OF

CIRCLEUP CREDIT ADVISORS, LLC

This Commercial Loan Agreement (this “Agreement”) is entered into as of             by and between DERMAdoctor, LLC, as borrower (“Borrower”) each party signatory hereto as a guarantor (each, a “Guarantor”, and together with Borrower, the “Obligors”) and CircleUp Credit Advisors, LLC a Delaware limited liability company, as lender (in such capacity, “Lender”) and agent on behalf of Lender (in such capacity, “Agent”) for the credit facility (the “Facility”) described herein.

Terms; Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Standard Terms and Conditions attached hereto as Exhibit A (as they may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Terms and Conditions”). The Terms and Conditions attached hereto as Exhibit A are incorporated herein by reference. Lender is extending credit to Borrower pursuant to the accounts receivable (“AR”) loan application submitted by Borrower (the “AR Loan Application”).

Funding. The closing and funding of the Loan (as defined below) pursuant to this Agreement shall take place within the next thirty (30) days with such timing to be mutually agreed to by Borrower and Lender. Borrower and Lender agree that prior to the closing and funding of the Loan, amendments or modifications to the terms and conditions hereof may be made by mutual agreement of Borrower and Lender, including, but not limited to, amendments or modifications to the Principal, interest rate, effective date, and Maturity Date.

Promise to Pay. In return for a loan made by Lender to Borrower (the “Loan”), Borrower promises to pay $           (or such other amounts as shall become a part of this Agreement from time to time pursuant to the terms herein, “Principal”) in principal, plus interest, charges, fees and any applicable penalties, to Agent for the account of Lender. The Loan being made by Lender to Borrower is based on a pool of Eligible AR Accounts of Borrower for which Borrower is the AR creditor. The Loan shall only be made for commercial purposes. Once approved, Borrower shall instruct the AR debtor (“AR Customer”) to remit all future payments directly to Lender using specific payment labeling practices as provided by Lender. Any payments received prior to the Maturity Date shall be applied first to any accrued fees, second to any accrued interest, and finally to outstanding Principal. Lender will apply any additional payments received by Lender for the benefit of Borrower towards the outstanding fees, interest, and principal of any other loans made to Borrower, and forward any remaining and excess payments to Borrower to the extent all such loans to Borrower are paid in full. On the Payment Date, Borrower shall ensure that all outstanding Principal, plus interest, charges, fees and any applicable penalties under this Agreement are paid in full.

Additional Eligible AR Accounts. Under this Agreement, Lender may agree to lend and Borrower may agree to borrow additional funds by entering into the form of loan supplement attached hereto as Exhibit B (the “Loan Supplement”. An “Eligible AR Account” is one approved from time to time by the Agent, in its sole discretion, upon application to include such Eligible AR Account to the Facility through execution of a Loan Supplement and is further defined in Exhibit C attached hereto. It is intended that this Facility be made for multiple Eligible AR Accounts up to the amounts set forth from time to time in executed Loan Supplements.

Notification of AR Customer. From and after an AR Customer becomes the payor of an Eligible AR Account, Borrower agrees to notify AR Customer that (i) such amounts are now owed to Lenders, (ii) instruct AR Customer to route all payments for all obligations owed to Borrower by AR Customer to Lender pursuant to the Lender’s payment instructions and that (iii) all such payments to Lender will be fully credited on Borrower’s systems as a payment against the Eligible AR Account owed by AR Customer.

Interest. Interest will be charged from the date hereof at the rate of 17% per annum until the principal, together with all accrued and unpaid interest, charges, fees and penalties, is paid in full. Interest will accrue on the outstanding Principal balance on a daily basis for actual days outstanding and will be calculated based on the assumptions that there are 360 days in each year.

Deposit Connectivity. From the time of funding and thereafter, through the life of the loan, Borrower agrees to give the Lender full connectivity to the business’s bank account(s) without interruption. Borrower shall access the portal provided by Lender at least once every 30 days or upon the request of Lender. Should connectivity cease to exist, Borrower shall make every effort to reconnect in a reasonable time that may be specified by the Lender in written or oral communication after discovery of such interruption. If there are technological or coverage issues that actively prevent Borrower from connecting its Bank Account to the Lender, Borrower must send monthly bank statements to the Lender within 5 business days of month-end or screenshots of transaction history upon the request of Lender. Should these terms be violated, the Lender may view this inaction as an Event of Default.

Payments Generally. As payments from the AR Customer are received, Lender shall apply such payments first to fees, second to interest, and finally to outstanding Principal. Borrower shall make all outstanding payments required herein on the Payment Date. All payments shall be made directly to Lender. Except as otherwise expressly provided herein or as may be otherwise required by Lender, all payments by the AR Customer or Borrower hereunder shall be made (a) to Agent for the account of Lender in U.S. dollars and in immediately available funds, (b) no later than 7:00 p.m. ET on the date specified herein and (c) at the office of the Agent referenced in the Terms and Conditions or at a different place or to a different person if required by Lender. All payments received by Agent after 7:00 p.m. ET shall be deemed received on the next succeeding business day and any applicable interest or fee shall continue to accrue. If any payment to be made by the AR Customer or Borrower shall come due on a day other than a business day, payment shall be made on the next following business day, and such extension of time shall be included in computing interest or fees, as the case may be.

Repayment and Maturity Date. Any outstanding principal amount of the Loan, together with any accrued but unpaid interest, charges, fees and penalties not covered by payments from the AR Customer, shall be due and payable on                            (the“Maturity Date”). Lender expressly grants Borrower an additional three (3) calendar day period after the Maturity Date (the “Extension Period”) within which Borrower can make timely payments under this Agreement (such date, the “Payment Date”). Interest and fees, if applicable, shall continue to accrue during such Extension Period. Borrower expressly authorizes Lender to initiate an Automated Clearing House (“ACH”) debit from the account designated by the Borrower in accordance with the AUTHORIZATION AGREEMENT FOR DIRECT DEPOSIT (ACH CREDIT) AND DIRECT PAYMENTS (ACH DEBITS) for all amounts due and owing by Borrower to Lender under this Agreement on or after the Maturity Date. In connection with such payments, Borrower further agrees to complete the separate ACH transfer authorization (“ACH Authorization”) in the form attached as Exhibit E. This Agreement shall be effective as of the date first written above, and shall continue in full force and effect until such time as the Loan has been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges or until such time as the parties may agree in writing to terminate this Agreement. Each Obligor waives any statute of limitations applicable to this Agreement to the fullest extent permissible by law.

Prepayments. Borrower has the right to prepay the Loan in whole or in part without penalty. Partial prepayments shall be applied first to any accrued fees, second to any accrued interest, and finally to outstanding Principal and may result in Borrower receiving a greater share of the payments.

Application of Payments. All payments received by Agent or Lender from the AR Customer shall be applied toward fees, then interest, then Principal, and any other outstanding loans made to Borrower once the total balance on the oldest loan under this Facility is paid in full. All payments received by Agent or Lender from Borrower shall be applied first to any charges, fees and penalties, then to accrued but unpaid interest (including default interest), then Principal. Lender shall use its best efforts to remit any accumulated excess monies received from the AR Customer within five (5) calendar days or as soon as commercially reasonable under the circumstances. Borrower agrees that neither acceptance of a payment in an amount that is less than all amounts then due and payable nor application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Borrower authorizes Agent and Lender to disburse any accumulated excess monies to Borrower’s designated account.

Account Authorization. Borrower authorizes Agent and Lender to disburse the Loan proceeds by ACH transfer to Borrower’s designated account. Borrower authorizes Agent and Lender to resubmit any ACH debit authorized by Borrower that is returned for insufficient or uncollected funds, except as otherwise provided by NACHA – The Electronic Payment Organization’s ACH rules or applicable law. .

Late Payments. Borrower agrees that Lender may assess a late charge equal to the greater of $150.00 or 2.5% of the amount due if Lender has not received payment in full for all obligations due under this Agreement by the Payment Date. Borrower acknowledges that any failure to make timely payments will create additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that any late charge payable pursuant hereto represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional expenses Lender will incur by reason of such late payment. Borrower also understands that Borrower will be charged more interest if payments are not made by the applicable Payment Date.

Payment Failure. Borrower agrees that Lender may assess a payment failure fee of $99.00 if any attempted payment to Lender fails for any reason, including when any check or payment instrument is not honored or cannot be processed or when ACH transfers fail due to insufficient funds, account closure, or other reasons beyond Lender’s reasonable control. Any payment failure fee will be added to the balance due and payable on the relevant Payment Date.

Ability to Retrieve All or Partial Loan Amount under Certain Circumstances. Borrower agrees and understands that, by executing and delivering the ACH Authorization, it is authorizing Lender, or its agents, to retrieve funds through ACH should Lender determine there has been an Event of Default, as more fully described in the Terms and Conditions.

Maximum Charges. Notwithstanding any provision in this Agreement to the contrary, if at any time and for any reason whatsoever the interest rate, fees, charges or penalties payable on the Loan shall exceed the maximum rate permitted by applicable law, the portion that exceeds the maximum rate permitted by applicable law shall be deemed a voluntary prepayment of principal.

Grant of Security Interest by Borrower. To secure payment of all indebtedness owed to Lender and performance of all other obligations under this Agreement and for other valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, Borrower grants to Agent for the benefit of Lender a security interest in all of its present and future right, title and interest in and to all of its assets, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, together with all proceeds and products thereof, as more fully described in the Terms and Conditions. Such security interest on all of Borrower’s assets will be perfected by the filing of a Uniform Commercial Code financing statement as more fully described in the Terms and Conditions.

Obligations Guarantied. For valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, each Guarantor jointly and severally, unconditionally and irrevocably, personally guaranties to Lender (i)  the due and prompt payment of all obligations of Borrower to Lender and (ii) the due and prompt performance of the obligations of Borrower to Lender. The term “obligations” is used in its most comprehensive sense and includes any and all debts, covenants, agreements, rental obligations and other obligations and liabilities of every kind of Borrower to Lender, whether made, incurred or created previously, concurrently or in the future, whether voluntary or involuntary and however arising, whether incurred directly, whether due or not due, absolute or contingent, liquidated or unliquidated, legal or equitable, whether Borrower is liable individually or jointly or with others, whether incurred before, during or after any bankruptcy, reorganization, insolvency, receivership or similar proceeding, and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable, together with all expenses of, for and incidental to collection, including reasonable attorneys’ fees.

Accord and Satisfaction. Borrower agrees not to send payments marked with any language such as “paid in full,” “without recourse,” or language to similar effect. If Borrower sends such a payment, Agent and Lender may accept it without losing any rights under this Agreement, and Borrower will remain fully obligated to pay all amounts due under this Agreement. All communications concerning disputed amounts, including any check or other payment instrument that seeks to effect an accord and satisfaction by indicating that the instrument is “payment in full” of the amount owed under this Agreement or is tendered with other conditions or limitations or as full satisfaction of a disputed amount, must be mailed or delivered to Agent on behalf of Lender in accordance with the Terms and Conditions.

Default and Acceleration. Upon the occurrence and during the continuance of an Event of Default, as more fully described in the Terms and Conditions, Lender may require, without notice or demand, that Borrower repay the entire amount of the Loan at once. Even if, during the continuance of an Event of Default, Lender does not require Borrower to pay immediately in full as described above, Lender will still have the right to do so at any other time that an Event of Default is continuing.

Waiver by Obligors. Each Obligor waives any rights to require that Agent or Lender (a) demand payment of amounts due; (b) give notice that amounts due have not been paid; and (c) provide an official certification of loan payments. Each Obligor agrees that Lender (or Agent on its behalf) may renew or extend the Loan between Lender and Borrower; release any Collateral or Guarantor; fail to perfect or realize upon Lender’s security interest in any Collateral; and take any other action Lender deems necessary without notice to or consent by Borrower or any other person.

No Waiver by Lender. Borrower agrees that Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and a Guarantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or a Guarantor’s obligations as to any future transactions. No partial exercise by Lender of any right or remedy hereunder shall preclude any other or further exercise of any such right or the exercise of any other remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender. Enforcement by Lender (or Agent on its behalf) of any security for Borrower’s obligations under this Agreement shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

Amendment. Unless otherwise provided in this Agreement, no amendment of any provision of this Agreement, and no consent to any departure by any Obligor therefrom, shall be effective unless in writing signed by the Lender and the Borrower. The amendments to this Agreement set forth in Exhibit D hereto (the “Amendments Exhibit”) and signed by the Lender and the Borrower are incorporated herein by reference.

Transferable Record. Each Obligor expressly agrees that this Agreement is a “transferable record” as defined in applicable law relating to electronic transactions and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable law.

Consent to Transfer. Each Obligor agrees and consents to Lender’s assignment, sale or transfer of all or part of Lender’s interests in the Loan. Lender may provide, without any limitation whatsoever, to any one or more purchasers or potential purchasers, any information or knowledge Lender may have about any Obligor or about any other matter relating to the Loan, and each Obligor hereby waives any rights to privacy such Obligor may have with respect to such matters. Each Obligor additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Each Obligor also agrees that the purchasers of any such interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted in this Agreement as to such interests. Each Obligor further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce such Obligor’s obligations under the Loan regardless of the failure or insolvency of any holder of any interest in the Loan. Each Obligor further agrees that the purchaser of any such interests may enforce its interests regardless of any personal claims or defenses that such Obligor may have against Lender.

Successors and Assigns. All representations, warranties, covenants and agreements by or on behalf of the Obligors contained in this Agreement shall bind their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns. No Obligor shall, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

Governing Law; Venue. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST AGENT, LENDER OR OF THEIR RESPECTIVE AFFILIATES OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, TRUSTEE, ADMINISTRATOR, MANAGER, ADVISOR AND REPRESENTATIVE OF AGENT, LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, “RELATED PERSONS”) IN ANY WAY RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OBLIGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT IN ANY COURT DESCRIBED ABOVE. EACH OBLIGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH OBLIGOR UNDERSTANDS THAT AGREEING TO THE APPLICABILITY OF DELAWARE LAW AND VENUE IS A MATERIAL FACTOR IN LENDER’S WILLINGNESS TO ENTER INTO THIS AGREEMENT.

Waiver of Jury Trial. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid or unenforceable as to any other circumstance. If feasible, the unenforceable provision shall be considered modified so that it becomes legal, valid and enforceable. If the unenforceable provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Execution. This Agreement may be executed by electronic signature and shall become effective when it shall have been executed by the parties hereto. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic (i.e., ‘pdf’ or ‘tif’) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Entire Agreement. This Agreement (together with the Terms and Conditions and AR Loan Application) constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

USA Patriot Act Notice. Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it may be required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow Lender to identify such Obligor in accordance with the Act.

EXHIBIT A

TERMS AND CONDITIONS

The following are the Standard Terms and Conditions for Commercial Credit Agreements up to $           (these “Terms and Conditions”) with CircleUp Credit Advisors LLC as of the date first referenced above. Capitalized terms used but not defined in these Terms and Conditions shall have the meaning ascribed thereto in the Commercial Credit Agreement (the “Agreement”) or the AR Loan Application.

Incorporation by Reference. The provisions of these Terms and Conditions and the AR Loan Application are incorporated in the Agreement by reference.

Definitions; Interpretation. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Caption headings in the Agreement, these Terms and Conditions and the AR Loan Application are for convenience purposes only and are not to be used to interpret or define the provisions thereof. Words and terms not otherwise defined in the Agreement, these Terms and Conditions or the AR Loan Application shall have the meanings attributed to such terms in the Uniform Commercial Code or other applicable law. Accounting words and terms not otherwise defined in the Agreement, these Terms and Conditions or the Application shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of the Agreement. Except where otherwise specifically provided or the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including any organizational document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth in the Agreement), (b) any reference to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in the Agreement shall be construed to refer to such document in its entirety and not to any particular provision thereof, (d) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including without limitation cash, securities, accounts and contract rights, and (f) any reference in the Agreement to a period of “days” means calendar days and not business days. Any ambiguities in the Agreement shall not be construed strictly against the drafter of the language concerned, but shall be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the intentions of the parties at the time of contracting. The Agreement shall not be construed against any party by reason of its preparation.

Multiple Obligors. When the Agreement is executed by more than one Borrower or Guarantor, then the words “Borrower”, “Guarantor” and “Obligor” shall mean all and any one or more of them (as applicable), and their respective successors and assigns, including debtors-in-possession and bankruptcy trustees. The obligations of each Obligor under the Agreement are joint and several. The following individuals shall sign the Agreement and become Guarantors thereby: (a) individuals responsible for the management and operations of Borrower’s business and holders of at least 20% of the economic or voting power of Borrower or Guarantor’s equity, if applicable, and (b) such other individuals as Lender, in its sole discretion, may deem acceptable as Guarantors.

Grant of Security Interest by Borrower. To secure payment of all indebtedness owed to Lender and performance of all other obligations under this Agreement and for other valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, Borrower grants to Agent for the benefit of Lender a security interest in and to all of its assets, including the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Borrower is giving to Agent a security interest for the benefit of Lender in the following (the “Collateral”):

a.       All trade fixtures and personal property of every kind and nature, including all accounts (including but not limited to all receivables), goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letter-of-credit rights, letters of credit, securities and all other investment property, general intangibles (including but not limited to all software and all payment intangibles), money, deposit accounts, motor vehicles, commercial tort claims identified to Agent from time to time, other rights to payment and performance, contract rights or rights to the payment of money and other obligations of any kind; and

Ex. A-1

b.       All of Borrower’s present and future right, title and interest in and to all of the following property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, including for the avoidance of doubt, the assets of Borrower:

(1)   All accessions, attachments, accessories, fittings, increases, tools, parts, repairs, supplies, replacements of, additions to and commingled goods related to any of the property described in this paragraph, whether added now or later;

(2)   All additions, replacements of and substitutions for all or any part of the property described in this paragraph, whether added now or later;

(3)   All products and produce of any of the property described in this paragraph;

(4)   All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, consignment or other disposition of any of the property described in this paragraph;

(5)   All good will relating to the property described in this paragraph;

(6)   All proceeds (including insurance proceeds) from the sale, destruction, loss or other disposition of any of the property described in this paragraph, and sums due from a third party who has damaged or destroyed such collateral or from that party’s insurer, whether due to judgment, settlement or other process;

(7)   All records and data and embedded software relating to any of the property described in this paragraph, in any medium whatever, together with all of Borrower’s right, title, and interest in and to all equipment, inventory and computer software required to utilize, create, maintain, and process any such records or data on electronic media;

(8)   All supporting obligations relating to the property described in this paragraph, whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now or hereafter subject to any rights in the property described in this paragraph; and

(9)   All products and proceeds (including but not limited to all insurance payments) of or relating to the property described in this paragraph.

Perfection of Security Interest in the Collateral. Borrower authorizes Agent to file Uniform Commercial Code financing statements or any other form, document or notice, or a copy of the Agreement, to perfect Agent’s security interest in the Collateral. At Lender’s request, Borrower agrees to sign all other documents that are necessary to perfect, protect, and continue Agent’s security interest in the Collateral. Borrower irrevocably appoints Agent as its attorney-in-fact, with full authority in its place and stead, to execute documents necessary to transfer title upon the occurrence of an Event of Default.

Further Assurances. Each Obligor shall make, execute and deliver to Agent such documents and take such other actions as Lender may reasonably request to evidence and secure the Loan, to perfect Agent’s security interests in the Collateral securing the Loan and to protect Lender’s interests in the Loan and such Collateral.

Limitation on Guarantor’s Liability. It is the intention of Lender and each Guarantor that the guaranty and obligations of such Guarantor under the Agreement not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law to the extent applicable to Agreement and the obligations of such Guarantor thereunder. The obligations of each Guarantor under the Agreement shall be limited to the maximum amount as will result in the obligations of such Guarantor under the Agreement not constituting a fraudulent transfer or conveyance.

Ex. A-2

Nature/Revocation/Reinstatement of Guaranty. The guaranty provided by each Guarantor is continuing and covers the Loan and all obligations of Borrower to Lender, including those arising under successive transactions which continue or increase such obligations from time to time, renew all or part of such obligations after they have been satisfied, or create new obligations. The guaranty provided by such Guarantor is a guaranty of payment and not of collection. Revocation by one or more Guarantors of the Agreement shall not (a) affect the obligations under the Agreement of a non-revoking Guarantor, (b) apply to obligations outstanding when Lender receives written notice of revocation, or to any extensions, renewals, readvances, modifications, amendments or replacements of such obligations or (c) apply to obligations arising after Lender receives such notice of revocation and created pursuant to a commitment existing at the time of the revocation, whether or not there exists an unsatisfied condition to such commitment or Lender has another defense to its performance. All of Lender’s rights pursuant to the Agreement continue with respect to amounts previously paid to Lender on account of any obligations which are thereafter restored or returned by Lender, whether in an insolvency proceeding of Borrower or for any other reason, all as though such amounts had not been paid to Lender; and each Guarantor’s liability under the Agreement (and all its terms and provisions) shall be reinstated and revived, notwithstanding any surrender or cancellation of the Agreement. If any insolvency proceeding is commenced by or against Borrower or any Guarantor, at Lender’s election, any Guarantor’s obligations under the Agreement shall immediately and without notice or demand become due and payable, whether or not then otherwise due and payable.

Authorization. Each Guarantor authorizes Lender, without notice and without affecting such Guarantor’s liability under the Agreement, from time to time, whether before or after any revocation of the Agreement, to (a) renew, compromise, extend, accelerate, release, subordinate, waive, amend and restate, or otherwise amend or change, the time or place for payment of all or any part of the obligations of Borrower under the Agreement; (b) accept delinquent or partial payments; (c) take or not take security or other credit support for the Loan and exchange, enforce, waive, release, subordinate, fail to enforce or perfect, sell or otherwise dispose of any security or credit support; (d) apply proceeds of any security or credit support and direct the order or manner of its sale or enforcement as Lender, at its sole discretion, may determine; and (e) release or substitute Borrower or any guarantor or other person or entity liable in respect of the Loan.

Guarantor Waivers.

a.       To the maximum extent permitted by law, each Guarantor unconditionally and irrevocably waives (i) all rights to require Lender to proceed against Borrower, or any other guarantor, or proceed against, enforce or exhaust any security for the Loan or to marshal assets or to pursue any other remedy in Lender’s power whatsoever; (ii) all defenses arising by reason of any disability or other defense of Borrower, the cessation for any reason of the liability of Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that Lender has made such Guarantor’s obligations more burdensome or more burdensome than Borrower’s obligations, and the use of any proceeds of the Loan other than as intended or understood by Lender or such Guarantor; (iii) all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, notices of acceptance of the Agreement and of the existence or creation of new or additional obligations of Borrower, and all other notices or demands to which such Guarantor might otherwise be entitled; (iv) all conditions precedent to the effectiveness of the Agreement; (v) all rights to file a claim in connection with Borrower’s obligations in an insolvency proceeding filed by or against Borrower; (vi) all rights to require Lender to enforce any of its remedies; (vii) until the obligations under the Agreement are satisfied and the Loan is fully paid with such payment not subject to return: (A) all rights of subrogation, contribution, indemnification or reimbursement, (B) all rights of recourse to any assets or property of Borrower, or to any Collateral or credit support for the Loan, (C) all rights to participate in or benefit from any security or credit support Lender may have or acquire, and (D) all rights, remedies and defenses such Guarantor may have or acquire against Borrower, including but not limited to any defense based on any right of set-off or recoupment or counterclaim against or in respect of the obligations of such Guarantor under the Agreement; and (viii) promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to the Loan and the Agreement and any requirement that Lender protect, secure, perfect or insure any lien or any property subject thereto.

b.       Each Guarantor waives any defense that such Guarantor may have by reason of the failure of Lender to provide such Guarantor with any material facts about Borrower, including any information respecting the financial condition of Borrower, Borrower’s ability to perform its obligations under the Agreement or the sufficiency of Lender’s Collateral.

Ex. A-3

c.       Each Guarantor waives any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person, or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons.

Each Guarantor to Keep Informed. Each Guarantor warrants having established with Borrower adequate means of obtaining, on an ongoing basis, such information as such Guarantor may require concerning all matters bearing on the risk of nonpayment of the Loan or nonperformance of Borrower’s obligations under the Agreement. Each Guarantor assumes sole, continuing responsibility for obtaining such information from sources other than from Lender. Lender has no duty to provide any information to any Guarantor until Lender receives such Guarantor’s written request for specific information in Lender’s possession and Borrower has authorized Lender to disclose such information to such Guarantor.

Subordination. All obligations of Borrower to any Guarantor which presently or in the future may exist shall be subordinated to Borrower’s obligations to Lender. At Lender’s request, any Guarantor’s claims against Borrower will be enforced and performance thereon received by the relevant Guarantor only as a trustee for Lender, and such Guarantor will promptly pay over to Lender all proceeds recovered for application to the Loan without reducing or affecting such Guarantor’s liability under other provisions of the Agreement.

Married Guarantors. A Guarantor who is married agrees that recourse may be had against his or her separate and community property for all his or her obligations under the Agreement.

Representations and Warranties. To induce Lender to enter into the Agreement and to make the Loan, each Obligor, as applicable, represents and warrants to Lender as of the date of the Agreement and at all times the Loan exists that:

d.       if it is a corporation, limited liability company or partnership, (i) it is duly organized, validly existing and in good standing under the laws of its state of organization; (ii) it has full power and authority to enter into the transactions provided for in the Agreement; (iii) it is duly authorized to execute, deliver and perform its obligations under the Agreement; and (iv) the execution, delivery and performance of the Agreement do not breach (1) any provision of its organizational documents, (2) any agreement or other instrument binding upon it or (3) any applicable law;

e.       it is duly authorized to transact business in all states in which it is doing business;

f.       it is in compliance with all laws applicable to or binding upon it or any of its property or to which it or any of its property is subject;

g.       the Agreement constitutes a legal, valid and binding obligation enforceable against such Obligor in accordance with its terms;

h.       no litigation, claim, investigation, proceeding or similar action is pending or threatened against it, and no other event has occurred which may materially adversely affect its financial condition, properties or ability to repay the Loan;

i.        all of its tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those currently being or to be contested by it in good faith in the ordinary course of business and for which adequate reserves have been provided;

j.        the proceeds of the Loan will not be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors;

k.       it is not and is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, and is not subject to regulation under any law that limits its ability to incur debt or which may otherwise render all or any portion of the obligations hereunder unenforceable;

Ex. A-4

l.        as of the date of the Agreement and after giving effect to the transactions contemplated by the Agreement,

(i) each Obligor will have sufficient cash flow to enable it to pay its debts as they become due, and (ii) no Obligor will have unreasonably small capital for the business in which it is engaged, unless otherwise agreed upon in writing;

m.      it owns and has good title to all Collateral free and clear of all security interests other than those which may have been disclosed to Lender in the AR Loan Application or otherwise prior to the execution of the Agreement in writing;

n.      the pledge of the Collateral pursuant to the Agreement creates a valid and perfected security interest therein in favor of Lender, securing the payment and performance when due of the obligations under the Agreement;

o.       the Loan is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes; and

p.      neither it nor any of its affiliates or officers, directors, brokers or agents (i) has violated any anti-terrorism laws, (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering, (iii) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs, (iv) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other law, (v) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any person described in clauses (iii) or (iv) above,

(vi) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any anti-terrorism law or (vii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any anti-terrorism law.

Affirmative Covenants. Each Obligor, as applicable, covenants and agrees with Lender that, so long as the Agreement remains in effect, it will:

q.      comply with all terms and conditions of the Agreement and any other agreement, whether now or hereafter existing, between it and Lender;

r.       preserve and keep in full force and effect its existence, rights and privileges, and comply with all laws applicable to it and its business activities;

s.       comply with all laws applicable to it and its properties, business and operations;

t.       keep and maintain its property in good order, repair and condition;

u.       permit Lender or its agents to inspect and make copies of its properties or books, accounts and records including, but not limited to, access to AR Customer digital portal, to the extent that it is permitted;

v.       promptly inform Lender in writing of (i) any material adverse change in its financial condition (including, but not limited to, any loss or change of employment) or in any financial or personal information previously provided to Lender, (ii) any existing or threatened litigation, claims, investigations, administrative proceedings or similar actions affecting it which could materially affect its financial condition, (iii) any default in connection with the Agreement, (iv) the description and location of its personal property upon request of Lender, (v) any loss or damage to the Collateral, and (vi) any material change to the agreements with AR Customers including, but not limited to, chargeback policies, invoice due dates, and payment methods;

w.      furnish Lender with (i) such Borrower’s balance sheet, cash flow statement and income statement prepared by such Borrower on an annual basis no later than thirty (30) days after the end of each fiscal year of such Borrower; (ii)  such Borrower’s federal and other governmental tax returns, prepared by House Parks Dobratz & Wiebler P.C. or such other tax professional satisfactory to Lender, no later than forty-five (45) days after the applicable filing date for the tax reporting period; (iii) information and details regarding prospective transaction to finance the acquisition of inventory based on a purchase order from Costco; (iv) information and details regarding any planned initial public offering of its stock; and (v) such additional financial and operational information and statements as Lender may request from time to time;

Ex. A-5

x.       authorize Lender to receive personal credit reports and business credit reports of each Obligor. Each Obligor agrees and understands that it is authorizing Lender, or its agents, to obtain credit reports and related information about each Obligor’s business from one or more consumer credit reporting agencies, such as Experian, Equifax, and TransUnion. Each Obligor directs Lender to provide on its behalf certain elements of its application, and elements derived in whole or in part from certain elements of its application, to Lender’s affiliates and potential investors in Lender or its affiliates. Each Obligor authorizes Lender to obtain its credit reports in connection with the servicing, monitoring, collection or enforcement of the Loan. Credit scoring, based on personal credit data of each Guarantor, may be used in the evaluation of a credit request by the Borrower. Lender may report information about the account to consumer credit bureaus. Late payments, missed payments, or other defaults on the account may be reflected in the credit report of each Guarantor. To limit Lender’s sharing of your information, please contact us at [email address]; and

y.       file all tax returns and reports that are required to be filed and pay all taxes, assessments and other governmental charges in full, except those contested by it in good faith in the ordinary course of business and for which adequate reserves are provided.

Negative Covenants. Each Obligor, as applicable, covenants and agrees with Lender that, so long as the Agreement remains in effect, it will not:

z.       change its name or state of organization or residence, as applicable, without giving Lender at least thirty (30) days’ prior written notice;

aa.     compromise, settle, adjust or extend payment under or with regard to any of its accounts other than in the ordinary course of business;

bb.    sell, transfer or dispose of its assets other than in the ordinary course of business;

cc.     create, incur or assume any new indebtedness or mortgage, assign, pledge, lease, grant a security interest in or encumber any of its assets, including, without limitation, contingent indebtedness, the entry into any other loan or credit agreement, the entry into any factoring facility or Merchant Cash Advance financing, or the granting of a lien in any assets and intangibles, provided, however, this does not apply to shareholder debt, indebtedness in an amount less than $50,000, the prospective transaction to finance the acquisition of inventory based on a purchase order from Costco, and those security interests that are ministerial and incidental in the ordinary course of Borrower’s business;

dd.    cease operations or engage in any materially different business activities other than those disclosed in the AR Loan Application;

ee.     contact the AR Customer to further change the payment instructions provided to the AR Customer, stating that all future payments should be remitted directly to Lender, without the express consent of Lender;

ff.      merge or consolidate with any other entity;

gg.    loan to or invest in any other enterprise or entity;

hh.    store any Collateral (including any records concerning such Collateral) at any address other than as provided to Lender in writing; or

ii.       enter into any transactions other than on arm’s length terms.

Events of Default. Each of the following shall constitute an “Event of Default” under the Agreement:

jj.       any Obligor fails to make any payment when due under the Agreement;

kk.     any Obligor fails to comply with or to perform any other term, obligation, covenant or condition contained in the Agreement and these Terms and Conditions;

ll.       any warranty, representation or statement made or furnished to Lender by or on behalf of any Obligor is false or misleading, either at the time made or furnished or at any time thereafter;

Ex. A-6

mm.   the dissolution or termination of any Obligor’s existence as a going business, the insolvency of any Obligor, the appointment of a receiver for any part of any Obligor’s property, any assignment for the benefit of creditors, any type of creditor workout, the commencement of any proceeding under any bankruptcy or insolvency laws by or against any Obligor or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by Agent or Lender;

nn.    the Agreement or any related document ceases to be in full force and effect to create or retain a valid and perfected security interest or lien in any Collateral at any time and for any reason;

oo.    a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt;

pp.    commencement of foreclosure or forfeiture proceedings of any kind by any creditor of an Obligor or by any governmental agency against any Collateral securing the Loan;

qq.    the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten (10) days of the entry thereof;

rr.      any Obligor dies, becomes incompetent, or ceases to exist;

ss.     any Obligor revokes or disputes the validity of, or liability under, any guaranty of the Loan, the Agreement or any related document;

tt.      any change in ownership of twenty percent (20%) or more of the equity interests of any Obligor, other than Borrower’s prospective initial public offering of its stock in the next six (6) months; and

uu.    a material adverse change occurs in the financial condition of any Obligor, or Lender determines the prospect of payment or performance of the Loans is impaired.

Effect of an Event of Default. If any Event of Default shall occur, all commitments and obligations of Lender under the Agreement or any other agreement immediately will terminate (including any obligation to make further advances or disbursements) and, at Lender’s option, the Loan will become immediately due and payable, all without notice of any kind to any Obligor, except that in the case of any “insolvency” Event of Default, such acceleration shall be automatic and not optional. In addition to the acceleration provisions set forth above, upon the occurrence and continuation of an Event of Default, Lender may exercise any and all rights, options and remedies provided for in the Agreement or any related document, under the Uniform Commercial Code, any other applicable foreign or domestic laws or otherwise at law or in equity. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of any Obligor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

Insurance. Borrower shall procure and maintain “all risks” insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form and substance satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days’ prior written notice to Lender and not including any disclaimer of the insurer’s liability for failure to given such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of any Obligor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Borrower will provide Lender with such loss payable or other endorsements as Lender may require. If Borrower at any time fails to obtain or maintain any insurance as required hereunder, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including, in Lender’s sole discretion, “single interest insurance,” which will cover only Lender’s interest in the Collateral. Lender may make proof of loss if Borrower fails to do so within fifteen (15) days of any casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the indebtedness under the Agreement, and shall pay the balance to Borrower. Any proceeds which have not been applied to the repair or restoration of the Collateral within six (6) months after their receipt shall be used to repay indebtedness under the Agreement.

Ex. A-7

Survival of Representations and Warranties. Each Obligor understands and agrees that in making the Loan, Lender is relying on all representations, warranties and covenants made by the Obligors in the Agreement and in any document, certificate or other instrument delivered by the Obligors to Lender under the Agreement. Each Obligor further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the execution of the Agreement and the funding of the Loan, shall be continuing in nature, and shall remain in full force and effect until such time as all of the Obligors’ obligations under the Agreement shall be fully satisfied, or until the Agreement shall be terminated, whichever is the last to occur.

Notices. Any notice required to be given under the Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by e-mail (unless otherwise required by law), when delivered to a nationally-recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown in the AR Loan Application. Any party may change its address for notices under the Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, each Obligor agrees to keep Lender informed at all times of its current address. Unless otherwise provided or required by law, if there is more than one Obligor, any notice given by Agent or Lender to Borrower is deemed to be notice given to all Obligors. Unless otherwise expressly provided herein, any notice given by Borrower to Lender shall be sent to Lender care of Agent. Agent’s address for notice purposes is as follows:

CircleUp Credit Advisors LLC

Tel: 415-575-6669

Email: credit-team@circleup.com

Subsidiaries and Affiliates of Obligors. To the extent the context of any provisions of the Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the words “Borrower”, “Guarantor” and “Obligor” as used in the Agreement shall include all of such person’s subsidiaries and affiliates. Notwithstanding the foregoing, under no circumstances shall the Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Indemnity. Borrower shall indemnify Agent, Lender, their respective affiliates and each Related Person (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including (x) the fees, charges and disbursements of any counsel for any Indemnitee, (y) mortgage, recording or similar taxes payable in connection with recording or filing any document or that may have been assessed as a result of events that occurred prior to the date of the Agreement and (z) environmental claims), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any person (including any Obligor) other than such Indemnitee arising out of, in connection with, or as a result of (a) the execution or delivery of the Agreement or any agreement or instrument contemplated thereby, the performance by the parties to the Agreement of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (b) the Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by an Obligor or any of its affiliates, or any environmental liability related in any way to an Obligor or any of its affiliates, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by an Obligor or any directors, shareholders or creditors of an Obligor, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated under the Agreement is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee. This obligation to indemnify and defend the Indemnitees shall survive the repayment of the Loan and the termination of the Agreement.

Ex. A-8

Expenses; Attorneys’ Fees. Borrower agrees to pay upon demand all of Agent’s and Lender’s costs and expenses, including Agent’s and Lender’s attorneys’ fees and legal expenses (including in-house counsel) incurred in connection with the negotiation, documentation or enforcement of the Agreement. Borrower shall also pay all filing fees, title transfer fees, and other fees and costs involved in perfecting its security interest in any Collateral, unless prohibited by law or unless Agent or Lender is required by law to pay such fees and costs, as well as all court costs and such additional fees as may be directed by any court in respect of the Agreement.

Self-Help. If any Obligor fails to comply with any provision of the Agreement, Lender may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving such Collateral. All such expenditures incurred or paid by Lender for such purposes will bear interest at the rate charged under the Agreement from the date incurred or paid by Lender to the date of repayment by the relevant Obligor. All such expenses will become a part of the Loan and, at Lender’s option, will (i) be payable on demand; (ii) be added to the balance of the Loan; or (iii) be treated as a balloon payment which will be due and payable at the Loan’s maturity.

Consent to Electronic Communications. Obligors hereby agree to transact business with Lender through electronic communications and Obligors understand that any disclosure, notice, agreement, contract, record or other type of information that is provided to Obligors in connection with such transaction with Lender may be sent to Obligors electronically by posting the information at Lender’s website, www.circleup.com, or by sending it to Obligors by email from Lender or any vendor contracted by Lender at any time. Lender is not obligated to provide any communication in paper form unless an Obligor specifically requests Lender to do so.

Broker Compensation. Lender will be responsible for any compensation payable by Lender directly to its broker pursuant to a separate written agreement in connection with originating the Loan. In no case will Lender reimburse Borrower for any amounts paid or owed by Borrower to a broker related to the Loan.

Preference Payments. Any monies Lender pays because of an asserted preference claim in Borrower’s bankruptcy will become a part of the Loan and, at Lender’s option, shall be payable by Borrower as provided in the Agreement.

California Waivers.

vv.    Borrower waives, to the fullest extent permitted by law, the benefits of California Code of Civil Procedures Section 431.70.

ww.   If Lender accepts a guaranty of only a portion of the indebtedness under the Agreement, Borrower hereby waives its right under California Civil Code Section 2822(a) to designate the portion of such indebtedness which shall be satisfied by any guarantor’s partial payment.

xx.      Each Guarantor expressly waives any and all benefits, rights and/or defenses which might otherwise be available to it under the following sections of the California Civil Code: (i) Section 2809 (the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal); (ii) Section 2810 (a surety is not liable if, for any reason other than the mere personal disability of the principal, there is no liability upon the part of the principal at the time of execution of the contract, or the liability of the principal thereafter ceases); (iii)  Section 2819 (a surety is exonerated if the creditor alters the original obligation of the principal without the consent of the surety); (iv) Section 2822 (a surety’s right to have the principal designate the portion of any obligation to be satisfied by the surety in the event that the principal provides partial satisfaction of such obligation); (v)  Section 2845 (a surety is exonerated to the extent that the creditor fails to proceed against the principal, or to pursue any other remedy in the creditor’s power which the surety cannot pursue and which would lighten the surety’s burden); (vi)  Section 2846 (a surety may compel the principal to perform the obligation when due); (vii) Section 2847 (if a surety satisfies the principal obligation, or any part thereof, the principal is obligated to reimburse the surety for the amounts paid by the surety); (viii) Section 2850 (whenever the property of a surety is hypothecated with property of the principal, the surety is entitled to have the property of the principal first applied to the discharge of the obligation); (ix) Section 2899 (where one has a lien upon several things, and other persons have subordinate liens upon, or interests in, some but not all of the same things, the person having the prior lien, if he can do so without risk of loss to himself, or of injustice to other persons, must resort to the property in a certain order, on the demand of any party interested); and (x) Section 3433 (where a creditor is entitled to resort to each of several funds for the satisfaction of his claim, and another person has an interest in, or is entitled as a creditor to resort to some, but not all of them, the latter may require the former to seek satisfaction from those funds to which the latter has no such claim, so far as it can be done without impairing the right of the former to complete satisfaction, and without doing injustice to third persons).

Ex. A-9

yy.    Each Guarantor expressly agrees not to exercise or take advantage of any rights, benefits and/or defenses which might be available to it under the following California Civil Code Sections, unless and until the guaranteed obligations shall have been indefeasibly paid and satisfied in full: (i) Section 2839 (performance of the principal obligation, or an offer of such performance, duly made as provided in the California Civil Code, exonerates a surety); (ii)  Section 2848 (a surety, upon satisfaction of the obligation of the principal, is entitled to enforce remedies which the creditor then has against the principal and to pursue his co-sureties or other third parties after the surety has satisfied the underlying debt, or at least more than his share of it); and (iii) Section 2849 (a surety is entitled to the benefit of security held by the creditor for the performance of the principal obligation held by the creditor).

zz.      Each Guarantor waives any defense that it may have by reason of the failure of Lender to provide it with any material facts about Borrower, including any information respecting the financial condition of Borrower, Borrower’s ability to perform its obligations under the Agreement or the sufficiency of Lender’s security.

aaa.   Each Guarantor waives any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person, or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons.

bbb.  Each Guarantor waives all rights of indemnification and contribution and any other rights and defenses that are or may become available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code. Each Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of guarantors or sureties thereunder.

ccc.   Any summary of statutory provisions is for convenience only, and each Guarantor has read and is familiar with the entirety of such provisions.

Ex. A-10

EXHIBIT B

FORM OF

LOAN SUPPLEMENT

[to be attached if any]

EXHIBIT C

Eligible AR Accounts

In the Agent’s sole discretion, the following types of accounts shall be deemed to be not Eligible AR Accounts:

●	AR from Consignment (not final) Sales: All AR accounts where Sales are NOT Final after product shipment (Consignment Sales / Sell or Return basis etc.);

●	AR from non-US customer: Any AR from customers that are not an incorporated legal entity in the United States OR are not covered under U.S. law, rules and regulations;

●	AR from customers requiring international shipping: AR generated from companies where the products are required to be shipped internationally to complete order fulfillment;

●	AR from new customers: Customers who sent their first Purchase Order less than 3 months from the date of this agreement;

●	Low AR Customers: Exclude customers if total outstanding AR as of the date hereof is less than $5,000;

●	Customers with AR Payment Terms more than 90 days: All customers that have payment terms greater than 90 days will be deemed ineligible for the loan;

●	Inability to get first Lien: All AR will be excluded if Agent is unable to obtain a first lien/perfect security interest on the assets; and

●	Other Exclusions: Any other AR customers deemed ineligible by Agent in its sole discretion.

EXHIBIT D

AMENDMENTS

[to be attached if any]

EXHIBIT E

AUTHORIZATION AGREEMENT FOR DIRECT DEPOSIT (ACH CREDIT) AND DIRECT PAYMENTS (ACH DEBITS)

This Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits) is part of (and incorporated by reference into) the Commercial Loan Agreement. Borrower should keep this important legal document for Borrower’s records.

DISBURSEMENT OF LOAN PROCEEDS. By signing below, Borrower authorizes Lender to disburse the Loan proceeds less the amount of any applicable fees upon Loan approval by initiating an ACH credit, wire transfer or similar means to the checking account indicated below (or a substitute checking account Borrower later identifies and is acceptable to Lender) (hereinafter referred to as the “Designated Checking Account”) in the disbursal amount set forth in the accompanying Commercial Loan Agreement and any Loan Supplement. This authorization is to remain in full force and effect until seven (7) calendar days after Lender has received written notification from Borrower of its termination in such time and in such manner as to afford Lender, its agents and Borrower’s depository bank a reasonable opportunity to act on it.

DIRECT PAYMENTS. By signing below, Borrower authorizes Lender to collect payments required under the terms of Borrower’s Commercial Loan Agreement and any Loan Supplement by initiating ACH debit entries to the Designated Checking Account in the amounts and on the dates provided for in the accompanying Commercial Loan Agreement and any Loan Supplement. Borrower authorizes Lender to increase the amount of any scheduled ACH debit entry or assess multiple ACH debits for the amount of any outstanding payment(s) and any unpaid fees, expenses, or interest. Borrower authorizes Lender to collect additional amounts upon adverse business changes as set forth in Borrower’s Commercial Loan Agreement. Borrower agrees to have sufficient funds in the Designated Checking Account to pay the amounts required under the terms of Borrower’s Commercial Loan Agreement and any Loan Supplement. This authorization is to remain in full force and effect until seven (7) calendar days after Lender has received written notification from Borrower of its termination in such time and in such manner as to afford Lender, its agents and Borrower’s depository bank a reasonable opportunity to act on it. If Borrower revokes this authorization, Borrower still will be responsible for making timely payments pursuant to the Commercial Loan Agreement and any Loan Supplement.

BUSINESS PURPOSE ACCOUNT. By signing below, Borrower attests that the Designated Checking Account was established for business purposes and not primarily for personal, family or household purposes.

ACCOUNT CHANGES. Borrower agrees to promptly notify Lender in writing if there are any changes to the account and routing numbers of the Designated Checking Account.

MISCELLANEOUS. Lender is not responsible for any fees charged by Borrower’s bank as the result of credits or debits initiated under this agreement. The origination of ACH transactions to Borrower’s account must comply with the provisions of U.S. law.

Depository Name:	DERMAdoctor, LLC

Branch:	*****

City:	Kansas City	State:	Missouri	Zip:	64108

Routing Number:	*****	Account Number:	*****

Print Business Account Holder Name:	DERMAdoctor LLC

Tax ID Number:

Signature:

Title:
Date: